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                                                                EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3) and related Prospectus of Argosy Gaming Company for the registration of its common stock and to the incorporation by reference therein of our reports dated February 13, 1998, with respect to the consolidated financial statements of Argosy Gaming Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP

Chicago, Illinois
September 29, 1998